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                                                                     EXHIBIT 4.5

                                TRUST AGREEMENT
                                      OF
                   AMERICAN EXPRESS COMPANY CAPITAL TRUST II

        THIS TRUST AGREEMENT is made as of May 29, 1998 (this "Trust Agreement") by and among American Express Company, a New York corporation, as depositor (the "Depositor"), and Bankers Trust (Delaware), as trustee (the "Trustee"). The Depositor and the Trustee hereby agree as follows:


        1. The trust created hereby shall be known as American Express Company Capital Trust II (the "Trust"), in which name the Trustee or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

        2. The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 21 Del. C. (S) 3801, et seq. (the "Business Trust Act"), and
                  -------           ------
that this document constitute the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

        3. The Depositor and the Trustee will enter into an amended and restated Trust Agreement satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustee shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustee may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

        4. The Depositor, as sponsor of the Trust, is hereby authorized, in its discretion, (i) to file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (as herein defined), on behalf of the Trust,
(a) a Registration Statement (the "1933 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the Capital Securities of the Trust, (b) any preliminary prospectus or prospectus or supplement thereto relating to the Capital Securities of the Trust required to be filed pursuant to the 1933 Act, and (c) a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration


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Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration of the Capital Securities of the Trust under the Securities Exchange Act of 1934, as amended, (ii) to file with the New York Stock Exchange or other exchange, or the National Association of Securities Dealers ("NASD"), and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Capital Securities of the Trust be listed on the New York Stock Exchange or such other exchange, or the NASD's Nasdaq National Market; (iii) to file and execute on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register the Capital Securities of the Trust under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Capital Securities of the Trust; and (v) to execute, deliver and perform on behalf of the Trust an underwriting agreement with one or more underwriters relating to the offering of the Capital Securities of the Trust.

        In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange, NASD, or state securities or "Blue Sky" laws to be executed on behalf of the Trust by the Trustee, the Trustee, in its capacity as trustee of the Trust, is hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustee, in its capacity as trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange, NASD, or state securities or "Blue Sky" laws.


        5. This Trust Agreement may be executed in one or more counterparts.

        6. The number of trustees of the Trust initially shall be one and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Depositor.

        7. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

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        IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                       AMERICAN EXPRESS COMPANY,
                           as Depositor



                       By: /s/ Kim Rosenberg
                           -----------------------------
                           Name: Kim Rosenberg
                           Title: Senior Vice President
                                  and Treasurer

                       BANKERS TRUST (DELAWARE), not in its
                       individual capacity but solely as trustee of the Trust

                       By: /s/ M. Lisa Wilkins
                           -----------------------------
                           Name: M. LISA WILKINS
                           Title: ASSISTANT SECRETARY
















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